EXHIBIT 32.1

Trico Marine Services, Inc.

Form 10-Q

Quarterly Report

Quarterly Period Ended March 31, 2007

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Trevor Turbidy, Chief Executive Officer of Trico Marine Services, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that:

1.

the Quarterly Report on Form 10-Q for the period ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 8, 2007	By:	/s/ Trevor Turbidy
Trevor Turbidy
Chief Executive Officer

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Geoff Jones, Chief Financial Officer of Trico Marine Services, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that:

1.

the Quarterly Report on Form 10-Q for the period ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 8, 2007	By:	/s/ Geoff Jones
Geoff Jones
Chief Financial Officer